EXHIBIT 22.1
SUBSIDIARIES

1919 Riverside Corp.
Ambler Bingo, Inc.
Americana I, Inc.
Americana II, Inc.
Americana III, Inc.
Americana IV, Inc.(Lucky)
Bing-O-Rama, Inc.
Charity Amusement of Montgomery Inc.
Charity Bingo, Inc.
Charity Games of Montgomery
Charity Management of Montgomery
Gamecock Promotions Inc.
Columbia One Corp.
Concessions Corp.
Hidalgo Charities Inc.
Hidalgo Partnership, Ltd
Lavaca Enterprises, Inc.
Littlefield General Partner Inc.
Littlefield Hospitality Inc.
LTFD Management Company Inc.
Low Country Promotions, Inc.
Meeks Management Company Inc
Midlands Promotions, Inc.
Parkway Bingo, Inc.
S.A. Charities, Inc.
Southern Blvd Bingo
Strike It Rich Bingo, Inc.
The Samaritan Associates, Inc.
West Texas Bingo, Inc.
Capitol Charities, Inc.
Charity Bingo-Birmingham, Inc.
Charity Amusement of Millbrook, Inc.
Charity Bingo of Texas, Inc.
Charity Management of Prattville, Inc.
Country’s Amusement Inc
Dabber's Bingo, Inc.
Delta Bingo, Inc.
Forest Bingo, Inc.
Grenada Bingo, Inc.
Louisville Bingo, Inc.
Starkville Bingo, Inc.
Texas Charities, Inc.
Travis Charities, Inc.
Walterboro Bingo Inc.